As filed with the Securities and Exchange Commission on October 24, 2024.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Qualigen Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	26-3474527
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Qualigen Therapeutics, Inc.

5857 Owens Avenue, Suite 300

Carlsbad, California 92008

(760) 452-8111

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kevin A. Richardson II

Interim Chief Executive Officer

Qualigen Therapeutics, Inc.

5857 Owens Avenue, Suite 300

Carlsbad, California 92008

(760) 452-8111

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Ross David Carmel, Esq. Claude A. Baum, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas 31st Floor New York, New York 10036 (212) 930 9700	David Danovitch, Esq. Joseph Segilia, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, New York 10020 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion Dated October 24, 2024.

Up to 14,000,000 Shares of Common Stock

Up to 14,000,000 Pre-Funded Warrants to Purchase up to 14,000,000 Shares of Common Stock

Up to 14,000,000 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering on a “reasonable best efforts” basis up to 14,000,000 shares of common stock, par value $0.001 per share (the “common stock”).

We are also offering pre-funded warrants (the “pre-funded warrants”) to purchase up to an aggregate of shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant is exercisable for one share of our common stock, has an exercise price of $0.001 per share and an indefinite term. For each pre-funded warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis.

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other trading system. Without an active trading market, the liquidity of the pre-funded warrants may be limited.

We have engaged Univest Securities, LLC (whom we refer to herein as the “Placement Agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. We have agreed to pay the Placement Agent a fee based upon the aggregate gross proceeds raised in this offering. See “Plan of Distribution.”

The actual public offering price of the securities described in this prospectus will be determined by us, the Placement Agent and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

2

Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of pre-funded warrants offered hereby.

The shares of our common stock and pre-funded warrants being offered will be sold in a single closing (or in multiple closings with the same terms, but all of which closings would occur by no later than October 31, 2024). We will deliver all securities to be issued in connection with this offering delivery versus payment (DVP)/receipt versus payment (RVP) upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder. Because there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close, we may sell fewer than all of the securities offered hereby, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no escrow account and there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. The offering of the shares of our common stock and pre-funded warrants will terminate no later than October 31, 2024 unless the offering is fully subscribed before that date or we decide to terminate the offering (which we may do at any time in our discretion) before that date; however, the shares of our common stock underlying the pre-funded warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

Our common stock is listed on The Nasdaq Capital Market under the symbol “QLGN.” The last reported sales price of our common stock on The Nasdaq Capital Market on September 30, 2024 was $0.1705 per share. We do not intend to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system.

An investment in our securities involves significant risks. You should carefully consider the risk factors beginning on page 14 of this prospectus before you make your decision to invest in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of our common stock, pre-funded warrants is expected to be made on or about October     , 2024.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus is             , 2024

3

Neither we nor the placement agent has authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our shares of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third-parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Information Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

4

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and the documents and reports incorporated by reference into this prospectus before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements and Industry Data and Market Information” in this prospectus and the historical financial statements and the notes thereto incorporated by reference into this prospectus. You should pay special attention to the information contained under the caption titled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference into this prospectus, before deciding to buy our securities. In this prospectus, the terms “Qualigen Therapeutics, Inc.,” the “Company,” “we,” “our,” “ours” and “us” refer to Qualigen Therapeutics. Inc. and (as to time periods when it had one or more subsidiaries) its subsidiaries.

Overview

We are an early-clinical-stage therapeutics company focused on developing treatments for adult and pediatric cancer. Our business now consists of one early-clinical-stage therapeutic program (QN-302) and one preclinical therapeutic program (Pan-RAS).

In addition, on April 11, 2024, we entered into a Co-Development Agreement (the “Co-Development Agreement”) with Marizyme, Inc. (“Marizyme”). The Co-Development Agreement contemplated that we would invest an aggregate of $800,000 in Marizyme in April 2024 (the “Funding Payment”) and pay Marizyme a $200,000 Exclusivity Fee (Provided, that if the parties so agree the total Funding Payment can be increased from time to time to up to a total of $1,500,000.) To date our Funding Payment investment has been $500,000, and in July 2024 we have advanced an additional $1,250,000 pursuant to an 18% demand promissory note, and in August 2024 we amended the Co-Development Agreement to increase the total Funding Payment to up to a total of $1,750,000. The Funding Payment is designed to provide financial support for commercialization of Marizyme’s DuraGraft™ vascular conduit solution, which is indicated for adult patients undergoing coronary artery bypass grafting surgeries and is intended for the flushing and storage of the saphenous vein grafts used in coronary artery bypass grafting surgery. In return for the Funding Payment we will receive quarterly a 33% payment in the nature of royalties on any Net Sales (as defined with a meaning tantamount to gross profit on net sales) of DuraGraft, capped at double the amount of the Funding Payment cash provided. No such payments-in-the-nature-of-royalties would accrue until after DuraGraft has been launched in the United States and a cumulative total of $500,000 of DuraGraft Net Sales have been made in the United States.

The Exclusivity Fee entitled us to an exclusivity period until May 31, 2024 (the “Exclusivity Period”) for purposes of proposing and outlining a broader strategic relationship with Marizyme with regard to Marizyme’s DuraGraft business. The Exclusivity Period has ended, and we do not intend to expand the Exclusivity Period.

Our lead program, QN-302, is an investigational small molecule G-quadruplexes (G4)-selective transcription inhibitor with strong binding affinity to G4s prevalent in cancer cells (such as pancreatic cancer). Such binding could, by stabilizing the G4s against DNA “unwinding,” help inhibit cancer cell proliferation. QN-302 is currently undergoing a Phase 1a clinical trial at START Midwest in Grand Rapids, Michigan, and HonorHealth in Scottsdale, Arizona.

Our Pan-RAS program, which is currently at the preclinical stage, consists of a family of RAS oncogene protein-protein interaction inhibitor small molecules believed to inhibit or block mutated RAS genes’ proteins from binding to their effector proteins thereby leaving the proteins from the mutated RAS unable to cause further harm. In theory, such mechanism of action may be effective in the treatment of about one quarter of all cancers, including certain forms of pancreatic, colorectal, and lung cancers. The investigational compounds within our Pan-RAS portfolio are designed to suppress the interaction of endogenous RAS with c-RAF, upstream of the KRAS, HRAS and NRAS effector pathways.

On May 22, 2020, we completed a “reverse recapitalization” transaction with Qualigen, Inc. (not to be confused with the Company); pursuant to which our merger subsidiary merged with and into Qualigen, Inc. with Qualigen, Inc. surviving as a wholly owned subsidiary of the Company. The Company, which had previously been known as Ritter Pharmaceuticals, Inc., was renamed Qualigen Therapeutics, Inc., and the former stockholders of Qualigen, Inc. acquired, via the recapitalization, a substantial majority of the shares of the Company. Ritter/Qualigen Therapeutics common stock, which was previously traded on the Nasdaq Capital Market under the ticker symbol “RTTR,” commenced trading on Nasdaq, on a post-reverse-stock-split adjusted basis, under the ticker symbol “QLGN” on May 26, 2020. We are no longer pursuing the gastrointestinal disease treatment business on which Ritter Pharmaceuticals, Inc. had focused before the reverse recapitalization transaction.

On July 20, 2023, we sold our Qualigen, Inc. subsidiary, which contained our former FastPack® diagnostics business to Chembio Diagnostics, Inc., an American subsidiary of French diagnostics provider Biosynex, S.A. The aggregate net purchase price for Qualigen, Inc. was $5.4 million in cash, of which $450,000 was being held in escrow to satisfy certain Company indemnification obligations until January 20, 2025. On June 4, 2024, the $450,000 escrow account was settled early and liquidated by mutual agreement of the Company and the buyer (Chembio). In exchange for the early settlement, $350,000 was paid to the Company, and $100,000 was paid to Chembio. This settlement resulted in a $100,000 loss from discontinued operations in the second quarter of 2024.

We own a minority interest in NanoSynex, Ltd. (“NanoSynex”), a privately-held microbiologics diagnostic company domiciled in Israel. NanoSynex’s technology is for Antimicrobial Susceptibility Testing that aims to enable better targeting of antibiotics for their most suitable uses to ultimately result in faster and more efficacious treatment, hence reducing hospitals’ mortality and morbidity rates. On May 26, 2022, we acquired a 52.8% interest in NanoSynex from our related party Alpha Capital Anstalt (“Alpha”) and NanoSynex, and entered into a Master Agreement for the Operational and Technological Funding of NanoSynex with NanoSynex (the “NanoSynex Funding Agreement”). On July 20, 2023, we entered into an Amendment and Settlement Agreement with NanoSynex (the “NanoSynex Amendment”), pursuant to which we agreed to, in exchange for eliminating all future NanoSynex Funding Agreement obligations for us to invest further cash in NanoSynex (except for obligations to lend NanoSynex $560,000 on or before November 30, 2023, and $670,000 on or before March 31, 2024), surrender 281,000 Series B Preferred Shares of NanoSynex held by us, resulting in our ownership in NanoSynex being reduced from approximately 52.8% to approximately 49.97% of the voting equity of NanoSynex; in addition, we agreed to surrender approximately $3.0 million of promissory notes which NanoSynex had issued to us under the Funding Agreement. On November 22, 2023 we further agreed to eliminate our obligations to lend NanoSynex $560,000 on or before November 30, 2023, and $670,000 on or before March 31, 2024, by instead surrendering shares of Series A-1 Preferred Stock of NanoSynex in an amount that reduced our ownership in NanoSynex voting equity from approximately 49.97% to 39.90%.

5

September 2024 Public Offering

On September 5, 2024, the Company, entered into a placement agency agreement (the “September Placement Agent Agreement”) with Univest Securities, LLC (“Univest”), to sell the September Shares (as defined below) to certain institutional investors that were included in a public offering (the “September Offering”) of 14,724,058 shares of common stock, par value $0.001 per share of common stock (each a “ September Share,” and collectively, the “September Shares”) at public offering price of $0.13 per September Share and pre-funded warrants to purchase up to 11,972,754 Shares at a price of $0.129 per share with an exercise price of $0.001 per share (the “September Pre-Funded Warrants”). The September Pre-Funded Warrants are exercisable upon issuance and will remain exercisable until all the September Pre-Funded Warrants are exercised in full.

The closing of the September Offering occurred on September 6, 2024, and the Company received aggregate gross proceeds of $3.47 million, before payment of placement agent fees and expenses and other transaction costs. At the closing of the September Offering, the Company also issued to Univest, the exclusive placement agent in the September Offering, a warrant to purchase 800,904 Shares (the “September Placement Agent Warrant”), pursuant to the September Placement Agent Agreement (”). The September Placement Agent Warrant has a term of five years commencing from the date of sales in the September Offering, is exercisable after 180 days after issuance, and has an exercise price of $0.156 per share of common stock. The Company paid Univest a cash fee equal to 3% of the gross proceeds received in the September Offering and certain other amounts for reimbursement of expenses incurred by Univest in connection with the September Offering.

IR Agency LLC Consulting Agreement

We entered into a consulting agreement (the “IR Agency Consulting Agreement”) with IR Agency, LLC (“IR Agency”), a provider of investor relations-related services on October 9, 2024. Pursuant to the IR Agency Consulting Agreement, we have engaged IR Agency, on a non-exclusive basis, to prepare marketing and advertising materials.

As consideration for its performance under the IR Agency Consulting Agreement, we will pay IR Agency a fee of $800,000 upon the Company raising $1.8 million or more in an equity financing over the next thirty (30) days. IR Agency is not a registered broker-dealer or investment advisor and will not engage in any activities on behalf of us that would require it to be registered as a broker-dealer or investment advisor.

The IR Agency Consulting Agreement will have a term of one (1) month and may be terminated by written notice, with or without cause, by us at any time.

During the term of the IR Agency Consulting Agreement, IR Agency acknowledges that in order to prepare appropriate advertising in a timely manner it may be made aware of price sensitive or confidential information that has not been publicly disclosed yet. IR Agency confirms that it is fully aware of its obligations in relation to such information and will ensure that the confidentiality of such information is maintained at all times and that it, and its employees and contractors, are all fully aware of and comply with, all appropriate securities laws and regulations in relation to insider trading and related matters.

The IR Agency Consulting Agreement is governed by the laws of the State of New Jersey, and will go into effect on October 15, 2024 if the Company raises $1.8 million or more in an equity financing over the next thirty (30) days.

Product Pipeline

QN-302

We exclusively in-licensed the global rights to the G-Quadruplex (“G4”) selective transcription inhibitor platform from University College London (“UCL”) in January 2022. The licensed technology comprises lead compound QN-302 (formerly known as SOP1812) and back-up compounds that target regulatory regions of cancer genes that down-regulate gene expression in multiple cancer pathways. Developed by Dr. Stephen Neidle and his group at UCL, the G4 binding concept is derived from nucleic acid research conducted over more than over 30 years, including research on G4s, which are higher order DNA and RNA structures formed by sequences containing guanine-rich repeats. G4s are overrepresented in telomeres (a region of repetitive DNA sequences at the end of a chromosome) as well as promoter sequences and untranslated regions of many oncogenes. Their prevalence is therefore significantly greater in cancer cells compared to normal human cells.

G4-selective small molecules such as QN-302 and backup compounds target the regulatory regions of cancer genes, which have a high prevalence of enriched G4s. Stable G4-QN-302 complexes can be impediments to replication, transcription or translation of those cancer genes containing G4s, and the drugs’ binding to G4s are believed to stabilize the G4s against possible “unwinding.” G4 binders like QN-302 could be efficacious in a variety of cancer types with a high prevalence of G4s.

We believe that QN-302 has the potential to demonstrate superior efficacy and activity against pancreatic ductal adenocarcinoma (“PDAC”), which represents 98% of pancreatic cancers. Pancreatic cancer is the tenth most common cancer in men and the seventh most common in women, but it is the fourth leading cause of cancer deaths in men and the third leading cause in women; it accounts for about 3% of all cancers in the United States but is responsible for about 8% of all cancer-related deaths. It has one of the lowest rates of survival of all cancer types.

6

In-vitro and in-vivo studies have shown that G4 stabilization by QN-302 resulted in inhibition of target gene expression and cessation of cell growth in various cancers, including PDAC. In in-vitro studies, QN-302 was potent in inhibiting the growth of several PDAC cell lines at low nanomolar concentrations. Similarly, in in-vivo studies, QN-302 showed a longer survival duration in a KPC genetic mouse model for pancreatic cancer than gemcitabine (the current standard of care for PDAC) has historically shown. Additional preclinical in-vivo studies suggest activity in gemcitabine-resistant PDAC. Data further demonstrated that QN-302 had significant anti-tumor activity in three patient-derived PDAC xenograft models. Early safety indicators in pancreatic cancer mouse in-vivo models suggest no significant adverse toxic effects at proposed therapeutic doses.

On January 9, 2023, the U.S. Food and Drug Administration (“FDA”) granted Orphan Drug Designation (“ODD”) to QN-302 for the indication of pancreatic cancer. ODD provides advantages to pharmaceutical companies that are developing investigational drugs or biological products that show promise in treating rare diseases or conditions that affect fewer than 200,000 people in the United States, including seven-year marketing exclusivity and eligibility to receive regulatory support and guidance from the FDA in the design of an overall drug development plan.

There are also economic advantages to receiving ODD, including a 25% federal tax credit for expenses incurred in conducting clinical research on the orphan designated product within the United States. Tax credits may be applied to the prior year or applied to up to 20 years of future taxes. ODD recipients may also have their Prescription Drug User Fee Act (PDUFA) application fees waived, a potential savings of around $3.2 million (as of fiscal year 2023) for applications requiring covered clinical data, and may qualify to compete for research grants from the Office of Orphan Products Development that support clinical studies.

On August 1, 2023 we announced that the FDA had cleared our investigational new drug (“IND”) application for QN-302, and on November 1, 2023 the first patient in our Phase 1a clinical trial for QN-302 was dosed at START Midwest in Grand Rapids, Michigan.

We will require additional cash resources to be able to continue and complete this Phase 1a clinical trial.

Pan-RAS (formerly referred to as RAS or RAS-F)

In July 2020 we entered into an exclusive worldwide in-license agreement with the University of Louisville Research Foundation, Inc. (“UofL”) for the intellectual property covering the “RAS” family of pan-RAS inhibitor small molecule drug candidates, which are believed to work by blocking RAS mutations directly, thereby inhibiting tumor formation (especially in pancreatic, colorectal and lung cancers). Pursuant to the license agreement, we will seek to identify and develop a lead drug candidate from the compound family and, upon commercialization, will pay UofL royalties in the low-to-mid-single-digit percentages on net sales of Pan-RAS inhibitor licensed products. The license agreement with UofL for Pan-RAS was amended in March 2021 and June 2023.

RAS is the most common oncogene in human cancer. Activating mutations in one of the three human RAS gene isoforms (KRAS, HRAS or NRAS) are present in about one-fourth to one-third of all cancers. For example, mutant KRAS is found in 98% of pancreatic ductal adenocarcinomas, 52% of colon cancers, and 32% of lung adenocarcinomas. For these three cancer types, cancers with mutant KRAS are diagnosed in more than 170,000 people each year in the United States and cause more than 120,000 deaths. Drugs that target signaling downstream of RAS are available; however, such drugs have shown disappointing clinical durability because RAS is a “hub” that activates multiple effectors, so drugs that block a single pathway downstream may not account for the many other activated pathways.

We also had a sponsored research agreement with UofL for Pan-RAS research; that agreement expired in December 2023.

7

On February 15, 2024, we entered into a License and Sublicense Agreement with Pan-RAS Holdings, Inc., a New York corporation (“Pan-RAS Holdings”), which contemplated an exclusive out-license of our Pan-RAS drug development program, including our rights under the UofL license agreement, Pan-RAS Holdings. Although the License and Sublicense Agreement called for a closing by March 16, 2024, the License and Sublicense Agreement was in essence structured as a 30-day option in favor of Pan-RAS Holdings. At the contemplated closing, Pan-RAS Holdings would have paid us an upfront fee of $1,000,000 in cash. In addition, Pan-RAS Holdings would have become responsible to pay on our behalf our in-license royalty obligations to UofL, as and when required. Finally, if the contemplated closing had occurred, Pan-RAS Holdings would have been required to pay to us for our own account, on a semiannual basis, royalties equal to 1.0% of net sales of any RAS products. We would have owed certain amounts to UofL under our in-license agreement from them, if, as and when we received any Non-Royalty Sublicensing Income from Pan-RAS Holdings.

Pan-RAS Holdings did not effectuate the closing by March 16, 2024, and we and they voluntarily terminated the License and Sublicense Agreement effective as of March 16, 2024.

Previous Programs

We have discontinued all of our efforts as to the following programs, and we do not plan to resume them:

1.	QN-247 (formerly referred to as ALAN or AS1411-GNP) – an oligonucleotide aptamer-based, nucleolin-inhibiting anticancer drug candidate, consisting of QN-165 conjugated with gold nanoparticles.

2.	QN-165 (formerly referred to as AS1411) – an oligonucleotide aptamer-based drug candidate for the potential broad-spectrum treatment of infectious diseases such as COVID-19.

3.	Selective Target Antigen Removal System (STARS) – a therapeutic blood-filtering device product concept, which would be designed to remove circulating tumor cells, viruses, inflammation factors and immune checkpoints.

Research and Development

For research and development of our drug candidates, we have historically leveraged the scientific and technical resources and laboratory facilities of UofL and UCL, through technology licensing, sponsored research, and other consulting agreements. We have engaged contract research organizations (“CROs”) and clinical sites for the Phase 1a clinical trial of QN-302. We intend to focus our internal research and development on oversight of these CROs. We currently have no internal research and development facilities.

Regulatory Matters

We have obtained FDA clearance/approval for our QN-302 Phase 1a clinical trial. We have not obtained FDA or other regulatory approval for any other drug candidate.

United States—FDA Drug Approval Process

The research, development, testing, and manufacture of product candidates are extensively regulated by governmental authorities in the United States and other countries. In the United States, the FDA regulates drugs under the Food, Drug and Cosmetics Act and its implementing regulations.

The steps required to be completed before a drug may be marketed in the United States include, among others:

●	preclinical laboratory tests, animal studies, and formulation studies, all performed in accordance with the FDA’s Good Laboratory Practice (“GLP”) regulations;

●	submission to the FDA of an IND application for human clinical testing, which must become effective before human clinical trials may begin and for which progress reports must be submitted annually to the FDA;

●	approval by an independent institutional review board (“IRB”) or Ethics Committee (“EC”) at each clinical trial site before each trial may be initiated;

8

●	adequate and well-controlled human clinical trials, conducted in accordance with applicable IND regulations, Good Clinical Practices (“GCP”), and other clinical trial related regulations, to establish the safety and efficacy of the drug for each proposed indication to the FDA’s satisfaction;

●	submission to the FDA of a New Drug Application (“NDA”) and payment of user fees for FDA review of the NDA (unless a fee waiver applies);

●	satisfactory completion of an FDA pre-approval inspection of one or more clinical trial site(s) at which the drug was studied in a clinical trial(s) and/or of us as a clinical trial sponsor to assess compliance with GCP regulations;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the drug is produced to assess compliance with current GMPs regulations;

●	agreement with the FDA on the final labeling for the product and the design and implementation of any required Risk Evaluation and Mitigation Strategy; and

●	FDA review and approval of the NDA, including satisfactory completion of an FDA advisory committee review, if applicable, based on a determination that the drug is safe and effective for the proposed indication(s).

Preclinical tests include laboratory evaluation of product chemistry, toxicity, and formulation, as well as animal studies. The conduct of the preclinical tests and formulation of the compounds for testing must comply with federal regulations and requirements, including GLP regulations. The results of the preclinical tests, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND application, which must become effective before human clinical trials may begin. We cannot be certain that submission of an IND application will result in the FDA allowing clinical trials to begin.

Clinical trials necessary for product approval are typically conducted in three sequential phases, but the phases may overlap or be combined. The study protocol and informed consent information for study subjects in clinical trials must also be approved by an IRB for each institution where the trials will be conducted, and each IRB must monitor the study until completion. Study subjects must provide informed consent and sign an informed consent form before participating in a clinical trial. Clinical testing also must satisfy the extensive GCP regulations for, among other things, informed consent and privacy of individually identifiable information.

●	Phase 1—Phase 1 clinical trials involve initial introduction of the study drug in a limited population of healthy human volunteers or patients with the target disease or condition. These studies are typically designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the study drug in humans, evaluate the side effects associated with increasing doses, and, if possible, to gain early evidence of effectiveness.

●	Phase 2—Phase 2 clinical trials typically involve administration of the study drug to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information before beginning larger and more expensive Phase 3 clinical trials.

●	Phase 3—Phase 3 clinical trials typically involve administration of the study drug to an expanded patient population to further evaluate dosage, to provide substantial evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the study drug and to provide an adequate basis for product approval. Generally, adequate and well-controlled Phase 3 clinical trials are required by the FDA for approval of an NDA.

9

The FDA has various programs, including fast track designation, breakthrough therapy designation, priority review and accelerated approval, which are intended to expedite or simplify the process for the development, and the FDA’s review of drugs (e.g., approving an NDA on the basis of surrogate endpoints subject to post-approval trials). Generally, drugs that may be eligible for one or more of these programs are those intended to treat serious or life-threatening diseases or conditions, those with the potential to address unmet medical needs for those disease or conditions, and/or those that provide a meaningful benefit over existing treatments. For example, a sponsor may be granted FDA designation of a drug candidate as a “breakthrough therapy” if the drug candidate is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. If a drug is designated as breakthrough therapy, the FDA will take actions to help expedite the development and review of such drug. Moreover, if a sponsor submits an NDA for a product intended to treat certain rare pediatric or tropical diseases or for use as a medical countermeasure for a material threat, and that meets other eligibility criteria, upon approval such sponsor may be granted a priority review voucher that can be used for a subsequent NDA. From time to time, we anticipate applying for such programs where we believe we meet the applicable FDA criteria. A company cannot be sure that any of its drugs will qualify for any of these programs, or even if a drug does qualify, that the review time will be reduced.

The results of the preclinical studies and of the clinical studies, together with other detailed information, including information on the manufacture and composition of the drug, are submitted to the FDA in the form of an NDA requesting approval to market the product for one or more proposed indications. The testing and approval process requires substantial time, effort and financial resources. Unless the applicant qualifies for an exemption, the filing of an NDA typically must be accompanied by a substantial “user fee” payment to the FDA. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the product in the proposed patient population to the satisfaction of the FDA. After an NDA is accepted for filing, the FDA substantively reviews the application and may deem it to be inadequate, and companies cannot be sure that any approval will be granted on a timely basis, if at all. The FDA may also refer the application to an appropriate advisory committee, typically a panel of clinicians, for review, evaluation and a recommendation as to whether the application should be approved, but is not bound by the recommendations of the advisory committee.

Before approving an NDA, the FDA usually will inspect the facility or the facilities at which the drug is manufactured and determine whether the manufacturing and production and testing facilities are in compliance with cGMP regulations.

Once issued, the FDA may withdraw product approval if, among other things, ongoing regulatory requirements are not met, certain defects exist in the NDA, or safety or efficacy problems occur after the product reaches the market.

Intellectual Property

Information regarding our (in-licensed) issued patents and pending patent applications, as of December 31, 2023, is as follows (excluding patents and pending patent applications which pertain to programs which we have discontinued). As of that date we did not have any directly-owned issued patents and pending patent applications.

Subject Matter	Issued	Pending	Geographic Scope	Patent Term
In-Licensed Patents
University College London (UCL)
QN-302	3	10	U.S., Europe, Australia, Canada, China, Hong Kong, India, Japan, Korea, Russia	2030-2040
University of Louisville
Pan-RAS	0	12	U.S., Europe, Australia, Canada, China, Hong Kong, India, Israel, Japan, Korea, Mexico, Russia, South Africa	2039*
TOTAL	3	22

*Anticipated patent term

10

Human Capital Management

As of September 30, 2024, we had one employee, which was full-time. None of our employees is represented by a labor union or covered by a collective bargaining agreement.

Diversity & Inclusion. With respect to our employees overall, 100% are women and none are people of color.

Going Concern Qualification

Our working capital deficiency, stockholders’ deficit, and recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2023 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding.

Corporate Information

Ritter Pharmaceuticals, Inc. (our predecessor) was formed as a Nevada limited liability company on March 29, 2004 under the name Ritter Natural Sciences, LLC. In September 2008, this company converted into a Delaware corporation under the name Ritter Pharmaceuticals, Inc. On May 22, 2020, upon completing the “reverse recapitalization” transaction with Qualigen, Inc., Ritter Pharmaceuticals, Inc. was renamed Qualigen Therapeutics, Inc. and Qualigen, Inc. became a wholly-owned subsidiary of the Company. On July 20, 2023 we sold Qualigen, Inc. to Chembio Diagnostics, Inc., an American subsidiary of French diagnostics provider Biosynex S.A.

Our principal executive offices are located at 5857 Owens Avenue, Suite 300, Carlsbad, CA 92008. Our telephone number is (760) 452-8111. Our corporate website address is www.qlgntx.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements.

11

The Offering

Common stock we are offering	Up to 14,000,000 shares of common stock together, or (in the alternative for applicable purchasers, pre-funded warrants to purchase up to 14,000,000 shares of common stock). The shares of common stock being sold with the pre-funded warrants must initially be purchased together as units in this offering but are immediately separable and will be issued separately in this offering. Each pre-funded warrant has an exercise price of $0.001 per share, is immediately exercisable, and will be exercisable until exercised in full. We are also registering the issuance of shares of our common stock issuable upon exercise of the pre-funded warrants.

Pre-funded warrants we are offering	We are offering to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, in lieu of purchasing common stock, pre-funded warrants to purchase up to an aggregate of 14,000,000 shares of our common stock. Each pre-funded warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant is equal to the price at which a share of common stock is being sold to the public in this offering, minus $0.001. We are also registering the issuance of up to 14,000,000 shares of our common stock issuable upon exercise of the pre-funded warrants. For each pre-funded warrant that we sell, the number of shares of common stock that we are offering will be reduced on a one-for-one basis.

Common stock outstanding immediately before this offering	27,414,185 shares

Public offering price	$0.13 per share of common stock or, in the alternative, $0.199 per pre-funded warrant.

Common stock outstanding immediately after this offering	Up to 14,000,000 shares, assuming no exercise of the pre-funded warrants issued in this offering.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately up to $1.8 million (based on an assumed public offering price of $0.13 per share), after deducting the Placement Agent fee and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering.

We intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus for our operations and for other general corporate purposes, which may include, but are not limited to: i) an $800,000 payment to IR Agency LLC for marketing expenditures (the “IR Agency Payment”); ii) general working capital; iii) advancement of our clinical trial and preclinical studies; iv) possible future acquisitions.

In the event that the gross proceeds from the sale of the securities offered are less than $1,800,000, the IR Agency Payment shall not be due pursuant to the IR Agency Consulting Agreement. All net proceeds shall be allocated toward general working capital and the other purposes mentioned above. See the section titled “Use of Proceeds” on page 21 of this prospectus.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this prospectus and in the documents incorporated by reference for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

Lock-up	We have agreed, subject to certain exceptions and without the approval of the Placement Agent and purchasers of our securities in this offering, not to (1) issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock (or securities convertible into or exercisable for common stock) or file any registration statement, including any amendments or supplements for a period of 180 days following the closing of the offering of the shares and (2) enter into a variable rate transaction for a period of 180 days following the closing of this offering. Our directors and officers have agreed not to offer, sell, pledge or otherwise transfer or dispose of any of our securities for 180 days following the closing of the offering of the shares. See “Plan of Distribution” for more information.

The Nasdaq Capital Market listing symbol	“QLGN.” There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

12

The number of shares of common stock to be outstanding after this offering is based on 9,613,899 shares of common stock outstanding on June 30, 2024 plus 17,800,286 shares issued from then through September 30, 2024, does not give effect to the shares of common stock issuable upon exercise of the pre-funded warrants issued in this offering and excludes:

●	337,286 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2024, at a weighted average exercise price of $38.92 per share;

●	4,741,957 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2024, at a weighted average exercise price of $0.48 per share;

●	4,218,978 shares of common stock issuable under the 2022 Debenture, the 2024 Alpha Debenture and the 2024 Chen Debenture (as defined below) as of June 30, 2024, based on the conversion price of $0.26 per share as of June 30, 2024;

●	418,429 shares of common stock available for future issuance under the 2020 Plan (as defined below) as of June 30, 2024; and

●	100,000 shares of common stock issuable under the ESPP (as defined below), which has been temporarily suspended.

Unless otherwise indicated, all information in this prospectus gives effect to the 1-for-10 reverse stock split effectuated on November 23, 2022.

13

RISK FACTORS

Investing in our common stock and pre-funded warrants involves a high degree of risk. Before investing in our common stock and pre-funded warrants, you should consider carefully the risks and uncertainties discussed under “Risk Factors” in our latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated by reference herein in their entirety. You should carefully consider each of the following risks, together with all other information set forth in this prospectus and incorporated by reference herein, including our consolidated financial statements and the related notes, before deciding to buy our common stock and pre-funded warrants. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Risks Related to this Offering

The price of our common stock may be highly volatile.

The market price of our securities, like that of many other research and development public pharmaceutical and biotechnology companies, has been highly volatile and the price of our common stock may be volatile in the future due to a wide variety of factors, including:

●	announcements by us or others of results of pre-clinical testing and clinical trials;
●	our quarterly operating results and performance;
●	developments or disputes concerning patents or other proprietary rights;
●	mergers or acquisitions or disposition;
●	litigation and government proceedings;
●	adverse legislation or regulatory matters;
●	changes in government regulations;
●	our available working capital;
●	failure of our common stock to continue to be listed or quoted on a national exchange or market system, such as Nasdaq or the New York Stock Exchange
●	economic and other external factors; and
●	general market conditions.

Since January 1, 2024, the closing stock price of our common stock has fluctuated between a high of $0.58 per share to a low of $0.16 per share. On September 30, 2024, the last reported sales price of our common stock on The Nasdaq Capital Market was $0.1705 per share. The fluctuation in the price of our common stock has sometimes been unrelated or disproportionate to our operating performance. In addition, potential dilutive effects of future sales of shares of common stock, options and warrants by us, as well as the potential sale of common stock by the holders of options, warrants and the Debenture could have an adverse effect on the market price of our shares.

Any failure to develop or maintain effective internal controls over financial reporting or difficulties encountered in implementing or improving our internal controls over financial reporting could harm our operating results and prevent us from meeting our reporting obligations.

Effective internal controls, particularly those related to financial reporting, are necessary for us to produce reliable financial reports. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, investors relying upon this misinformation could make an uninformed investment decision, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities or to stockholder class action securities litigation.

In connection with the audit of our financial statements as of and for the year ended December 31, 2022, our management determined that the material weakness identified in connection with the 2021 audit had not been fully remediated and resulted in adjustments to the accounting treatment related to convertible debt, the business combination and goodwill impairment during the 2022 audit, which resulted in the late filing of the 2022 Annual Report.

In connection with the audit of our financial statements as of and for the year ended December 31, 2023, our management identified material weaknesses in our internal control over financial reporting related to limited accounting personnel and resources resulting in lack of segregation of duties, and to the fact that we have not designed and implemented effective Information Technology General Controls related to access controls to financing accounting systems.

We intend to continue to take steps to enhance our internal controls, including implementing additional internal procedures and utilizing well-established external consulting resources with experience and expertise in U.S. GAAP and public company accounting and reporting requirements.

If we are unable to remediate the material weaknesses and achieve and maintain effective internal control over financial reporting and effective disclosure controls, our business could be adversely affected.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market and negatively impact our ability to raise capital.

If we fail to satisfy the continued listing requirements of Nasdaq, Nasdaq may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so.

14

We have in the past been in noncompliance with other Nasdaq’s continued listing rules. For example, on November 23, 2022, we effected a 1-for-10 reverse stock split of our outstanding common stock to cure our noncompliance, for a period of more than 30 consecutive business days, with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share.

In addition, on April 20, 2023, we received a notification letter from the Listing Qualifications Department of Nasdaq indicating that, as a result of our delay in filing our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, we were not in compliance with the timely filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). We regained compliance with this listing rule by filing our Annual Report on Form 10-K on May 2, 2023.

On May 23, 2024, the Company received written notice (the “Delist Notice”) from Nasdaq indicating the Company’s continued non-compliance with the minimum bid price requirement, pursuant to Listing Rule 5550(b)(2).

On November 20, 2023, the Company received a letter (the “Bid Price Deficiency Notice”) from Nasdaq notifying the Company that, because the closing bid price for its common stock has been below $1.00 per share for 30 consecutive business days, it no longer complies with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

Additionally, the Delist Notice states that since the Company had not yet filed its Form 10-Q for the period ended March 31, 2024, it no longer complied with Listing Rule 5250(c)(1), and that this matter serves as a separate and additional basis for delisting the Company’s securities from The Nasdaq Stock Market. We regained compliance with this listing rule by filing our Quarterly Report on Form 10-Q on July 2, 2024.

Further, on November 21, 2023, the Company also received a letter from Nasdaq notifying the Company that it did not comply with the $2,500,000 minimum stockholders’ equity requirement, as set forth in Listing Rule 5550(a)(2) (the “Equity Rule”). On January 12, 2024, Nasdaq granted the Company an extension of time until May 21, 2024, to regain compliance with the Equity Rule. The Company has not done so to date. As such, the Delist Notice states that this matter also serves as a separate and additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

On July 16, 2024, the Company attended a hearing before the Nasdaq Hearings Panel (the “Panel”) regarding the Company’s potential delisting from The Nasdaq Stock Market due to non-compliance with the Bid Price Rule and the shareholder equity requirement pursuant to the Equity Rule. On August 2, 2024, the Company received the Panel decision which granted the Company until October 31, 2024 to regain compliance with the Bid Price Rule and the Equity Rule. If the Company is unable to regain compliance with the listing standards of the Nasdaq Capital Market by October 31, 2024, the Company’s securities may be delisted from The Nasdaq Stock Market.

On September 11, 2024, the Company received a notice from Nasdaq indicating that the Panel has granted an extension for the continued listing of the Company, subject to the Company evidencing compliance with all applicable criteria for continued listing on The Nasdaq Capital Market by November 19, 2024.

15

Losing our Nasdaq listing would seriously harm us, by undermining our ability to raise capital and decreasing our attractiveness to possible merger partners. Also, if our common stock were to be delisted from Nasdaq, it would have a material negative impact on the actual and potential liquidity of our securities, as well as a material negative impact on our ability to raise future capital. If, for any reason, Nasdaq were to delist our common stock from trading on its exchange and we were unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;
●	the market price of our common stock;
●	our ability to obtain financing for the continuation of our operations;
●	the number of institutional and general investors that will consider investing in our securities;
●	the number of market makers in our common stock;
●	the availability of information concerning the trading prices and volume of our common stock; and
●	the number of broker-dealers willing to execute trades in shares of our common stock.

Further, we would likely become a “penny stock”, which would make trading of our common stock much more difficult.

Investors will experience immediate and substantial dilution as a result of this offering and may suffer substantial dilution related to issued stock warrants and options.

Investors will incur immediate and substantial dilution as a result of this offering. After giving effect to this offering for aggregate gross proceeds of up to $1.8 million based on an assumed public offering price of $0.13 per share, assuming no sale of pre-funded warrants in this offering, and after deducting estimated offering expenses payable by us, investors in this offering can expect immediate dilution of $0.12 per share of common stock. See “Dilution.”

As of June 30, 2024, we had outstanding options to purchase 337,286 shares of common stock, at a weighted average exercise price of $38.92, and warrants to purchase 4,741,957 shares of common stock, at a weighted average exercise price of $0.48.

In addition, the 8% Senior Convertible Debenture which we issued on December 21, 2022 to Alpha Capital Anstalt (“Alpha”) in the aggregate principal amount of $3,300,000 for a purchase price of $3,000,000 (“the 2022 Debenture”) is convertible, at any time, and from time to time, at the holder’s option, into shares of our common stock, subject to the terms and conditions described in the 2022 Debenture, and, subject to the terms and conditions described in the 2022 Debenture, we may elect to pay all or a portion of the $110,000 Monthly Redemption Amount (as defined in the 2022 Debenture) and/or interest required by the 2022 Debenture in shares of our common stock. On July 13, 2023, we obtained stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance to Alpha of more than 20% of our issued and outstanding common stock pursuant to the terms and conditions of (a) the 2022 Debenture, and (b) our common stock purchase warrant dated December 22, 2022 issued to Alpha. After the first two monthly redemptions, we may elect to pay all or a portion of a Monthly Redemption Amount in shares of our common stock, based on a conversion price equal to the lesser of (i) the then conversion price of the 2022 Debenture and (ii) 85% of the average of the VWAPs (as defined in the 2022 Debenture) for the five consecutive trading days ending on the trading day that is immediately before the applicable Monthly Redemption Date (such average, the “VWAP Price”), subject to the Equity Conditions (as defined in the 2022 Debenture) having been satisfied. The remaining principal balance of $394,921 as of June 30, 2024 has been fully converted into 1,518,931 shares of common stock at $0.26 per share, and there were no additional shares of common stock issuable under the 2022 Debenture.

16

In addition, on April 12, 2024, we issued to Yi Hua Chen (“Chen”) an 8% Convertible Debenture (the “2024 Chen Debenture”) in the aggregate principal amount of $1,100,000 for a purchase price of $1,000,000. The 2024 Chen Debenture matures no later than December 31, 2024, and is convertible, at any time, and from time to time, at Chen’s option, into shares of our common stock, at $0.6111 per share, subject to adjustment as described in the 2024 Chen Debenture. The 2024 Chen Debenture accrues interest on its outstanding principal balance at the rate of 8% per annum, which interest is payable at maturity. Additionally, we issued a 5-year common stock purchase warrant (the “2024 Chen Warrant”) to Chen to purchase up to 1,800,032 shares of our common stock at a price of $0.26 per share, subject to adjustment as described in the 2024 Chen Warrant. Both the 2024 Chen Debenture and the 2024 Chen Warrant include a beneficial ownership blocker of 9.99%, which may only be waived by Chen upon 61 days’ notice to us. Chen has executed a waiver relinquishing its rights to receive prior notice of, and to participate in, this offering, and waived any provision of the 2024 Chen Debenture that would otherwise result in the acceleration of the maturity date upon the completion of this offering to a date earlier than December 31, 2024.

On July 12, 2024, we issued a senior note to an institutional investor  pursuant to a certain securities purchase agreement (“2024 Senior Note Agreement”) dated July 5, 2024, providing for the Company to issue to the investor at par a Senior Note with the following characteristics and terms, against the investor’s loan of $2,000,000 in cash: (a) an original principal amount of $2,000,000, (b) unsecured, (c) nonconvertible, (d) scheduled maturity date of July 8, 2025, (e) interest at the rate of 18% per annum, (f) requirement for partial prepayments from a percentage of any future Company financings, and (g) otherwise, principal and interest on the senior note not payable until maturity. Pursuant to the 2024 Senior Note Agreement, which also required resignations and appointments by the Company’s Board of Directors, on July 5, 2024, Richard David, Sidney Emery, Kurt Kruger, and Ira Ritter each resigned from their respective positions as members of the Company’s Board of Directors, effective July 12, 2024. The Company’s Board of Directors appointed Campbell Becher, Robert Lim, and Cody Price to serve as directors on the Board, effective July 12, 2024.

On September 9, 2024, we paid off the 2024 Senior Note Agreement in full in the principal amount of $2,000,000 plus accrued interest of $60,000.

Between May 16, 2024 and July 12, 2024, we issued a total of 1,599,924 shares of common stock to Alpha who partially exercised a warrant for shares of Company common stock at $0.26 per share.

On September 9, 2024, Alpha voluntarily partially converted $50,979 in principal from the 2024 Alpha Debenture into 392,146 shares of common stock.

We also have an incentive compensation plan for our management, employees and consultants and an employee stock purchase plan, which has been temporarily suspended. We have granted, and expect to grant in the future, options to purchase shares of our common stock to our directors, employees and consultants. To the extent that options are exercised, our stockholders will experience dilution and our stock price may decrease.

The sale, or even the possibility of a sale, of the shares of common stock underlying these options, warrants and the 2022 Debenture (and the 2024 Alpha Debenture, the 2024 Chen Debenture, the 2024 Alpha Warrant and the 2024 Chen Warrant) could have an adverse effect on the market price for our securities or on our ability to obtain future financing.

If the offering price of the common stock in this offering is lower than the current exercise price of certain of our outstanding warrants with anti-dilution price protection provisions, then, as a result of this offering, such outstanding warrants will have their exercise prices reduced to the offering price.

If the offering price of the common stock in this offering is lower than $0.13 per share, which is the current lowest exercise price among our outstanding warrants with anti-dilution price protection provisions, then, as a result of this offering, such warrants, which, before this offering, are exercisable for up to 3,674,792 shares of our common stock, will have their exercise prices reduced to at least the offering price per share in this offering. These warrants include: (i) warrants issued to Alpha and other holders in May 2020 which, before this offering, are exercisable for up to 74,668 shares of our common stock, (ii) a common stock purchase warrant issued to Alpha in December 2022 which, before this offering, is exercisable for up to 900,076 shares of our common stock (the “2022 Warrant”), (iii) the 900,016-shares 2024 Alpha Warrant, and (iv) the 1,800,032-shares 2024 Chen Warrant.

If the offering price of the common stock in this offering is lower than the current conversion price of the Debentures issued to Alpha and Chen, then, as a result of this offering, such conversion price will be reduced to the offering price and therefore the number of shares of common stock issuable upon full conversion of the Debentures will increase.

If the offering price of the common stock in this offering is lower than $0.13 per share, which is the current conversion price of the 2024 Alpha Debenture and the 2024 Chen Debenture, then this offering could be considered a “Dilutive Issuance” (as defined below) and the conversion price of the Debentures shall be reduced to equal the offering price per share in this offering. As a result, the number of shares of common stock issuable upon full conversion of the Debentures will increase. As an example, if the offering price of the common stock in this offering equals the assumed offering price of $0.10, then the 2024 Alpha Debenture and the 2024 Chen Debenture would be convertible into approximately 15,990,220 shares of common stock instead of the 12,300,161 shares of common stock the 2024 Alpha Debenture and the 2024 Chen Debenture are convertible into before this offering.

17

Our shares of common stock are thinly traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has from time to time been “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, our stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Upon our dissolution, our stockholders may not recoup all or any portion of their investment.

Our working capital deficiency, stockholders’ deficit, and recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2023 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the proceeds and/or our assets remaining after giving effect to such transaction, and the payment of all of our debts and liabilities, including the Debentures, will be distributed to the holders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up. In this event, our stockholders could lose some or all of their investment.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect holders of our common stock.

Under our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our board of directors is authorized to issue up to 15,000,000 shares of preferred stock, of which none are issued and outstanding as of the date of this prospectus. Also, our board of directors, without stockholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If our board of directors causes shares of preferred stock to be issued, the rights of the holders of our common stock would likely be subordinate to those of preferred holders and therefore could be adversely affected. Our board of directors’ ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding common stock. Preferred shares issued by our board of directors could include voting rights or super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Preferred stock could also have conversion rights into shares of our common stock at a discount to the market price of our common stock, which could negatively affect the market for our common stock. In addition, preferred stock would have preference in the event of liquidation of the Company, which means that the holders of preferred stock would be entitled to receive the net assets of the Company distributed in liquidation before the holders of our common stock receive any distribution of the liquidated assets.

18

Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree, or which do not produce beneficial results.

We currently intend to use the net proceeds from this offering for our operations and for other general corporate purposes, including, but not limited to, the IR Agency Payment of $800,000 for marketing expenditures, general working capital, our internal research and development programs, and possible future acquisitions (see “Use of Proceeds”). We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, and results of operation.

This is a best efforts offering; no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of securities offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be extremely limited.

Holders of the pre-funded warrants will not have rights of holders of our shares of common stock until such pre-funded warrants are exercised.

The pre-funded warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our common stock at a fixed price. Until holders of pre-funded warrants acquire shares of our common stock upon exercise of the pre-funded warrants, as applicable, holders of pre-funded warrants will have no rights with respect to our shares of common stock underlying such pre-funded warrants.

If we do not maintain a current and effective registration statement relating to the common stock issuable upon exercise of the pre-funded warrants being offered in this offering, holders will be able to exercise such warrants on a “cashless” basis and we may not receive any additional funds upon the exercise of such warrants.

If we do not maintain a current and effective registration statement relating to the common stock issuable upon exercise of the pre-funded warrants being offered in this offering, such warrants may be exercised by way of a “cashless” exercise, meaning that the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. Accordingly, we may not receive any additional funds upon the exercise of such warrants.

19

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce any covenants uniquely available to them under the securities purchase agreement.

There is no assurance that we and Marizyme will agree to any expanded relationship, or that any expanded relationship which is agreed to would be favorable to us.

Under the Co-Development Agreement with Marizyme, we were entitled to an exclusivity period (the “Exclusivity Period”) until May 31, 2024 for purposes of proposing and outlining a broader strategic relationship with Marizyme with regard to Marizyme’s DuraGraft business. The Exclusivity Period has ended, and we do not intend to expand the Exclusivity Period. The co-development relationship with Marizyme could increase Funding Payments, a revised payback structure to us in respect of past or future Funding Payments, etc. However, we and Marizyme have not reached and may not ever reach any such agreement for an expanded relationship.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain forward-looking statements by Qualigen Therapeutics, Inc. that involve risks and uncertainties and reflect our judgment as of the date of this prospectus. These statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Such forward-looking statements may relate to, among other things, potential future development, testing and launch of products and product candidates. Actual events or results may differ from our expectations due to a number of factors.

These forward-looking statements include, but are not limited to, statements about:

●	our ability to procure sufficient working capital to continue and complete the development, testing and launch of our prospective drug products;

●	our ability to successfully develop any drugs;

●	our ability to progress our drug candidates through preclinical and clinical development;

●	our ability to obtain the requisite regulatory approvals for our clinical trials and to begin and complete such trials according to any projected timeline;

●	our ability to complete enrollment in our clinical trials as contemplated by any projected timeline;

●	the likelihood that future clinical trial data will be favorable or that such trials will confirm any improvements over other products or lack negative impacts;

●	our ability to successfully commercialize any drugs;

●	the likelihood that patents will issue on our in-licensed patent applications;

20

●	our ability to protect our intellectual property; and

●	our ability to compete.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent in some future periods with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in other future periods. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus, and we disclaim any intent or obligation to update these forward-looking statements beyond the date of this prospectus, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Future filings with the Securities and Exchange Commission (the “SEC”), future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may also contain forward-looking statements. Because such statements include risks and uncertainties, many of which are beyond our control, actual results may differ materially from those expressed or implied by such forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

You should also consider carefully the statements under the section titled “Risk Factors” in this prospectus, and documents incorporated herein by reference including the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

USE OF PROCEEDS

We estimate that net proceeds from this offering will be approximately up to $1.8 million (based on an assumed public offering price of $0.13 per share) after deducting estimated Placement Agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering.

A $0.10 increase (decrease) in the assumed public offering price of $0.13 per share would increase (decrease) the net proceeds to us from this offering by approximately $1.3 million, using the same assumptions set forth above.

Similarly, a 100,000 increase (decrease) in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by approximately $12,000, using the same assumptions set forth above.

We intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus for our operations and for other general corporate purposes, including the IR Agency Payment of $800,000 to increase awareness of the Company’s activities, general working capital, advancement of our clinical trial and preclinical studies, and possible future acquisitions. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus. Pending their uses, we intend to invest the net proceeds of this offering in interest-bearing bank accounts or in short-term, interest-bearing, investment-grade securities.

In the event that the gross proceeds from the sale of the securities offered are less than $1,800,000, the IR Agency Payment shall not be due pursuant to the IR Agency Consulting Agreement. All net proceeds shall be allocated toward general working capital and the other purposes mentioned above.

21

DIVIDEND POLICY

We have not paid cash dividends on our common stock, and we do not anticipate that we will declare or pay dividends on our common stock in the foreseeable future. Payment of dividends, if any, is within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. To the extent we have any earnings, we likely will retain earnings to pay down debt, or expand corporate operations and not use such earnings to pay dividends.

CAPITALIZATION

The following table sets forth our cash, total long-term liabilities and capitalization as of June 30, 2024 on:

●	an actual basis;
●	a pro forma basis to give effect to the September Offering;
●	a pro forma as adjusted basis, including the proceeds received from the September Offering, as disclosed in the Registration Statement on Form S-1 (File No. 333-272623), to give effect to this offering for aggregate gross proceeds of up to $1.8 million, based on an assumed public offering price of $0.13 per share of common stock, assuming no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and after deducting the Placement Agent fees and other estimated offering expenses payable by us.

You should read this capitalization table together with the section titled “Use of Proceeds” in this prospectus, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2023, and Form 10-Q for the quarter ended June 30, 2024 which are incorporated by reference in this prospectus.

	At June 30, 2024
	Actual	Proforma September Offering	This Offering	As Adjusted
	(unaudited)	(unaudited)	Proforma	(unaudited)
			10/7
Cash	$118,685	$3,172,033	1,574,400	$4,746,433
Total Liabilities	4,812,273	4,812,273	-	4,812,273
Stockholders’ equity:
Qualigen Therapeutics, Inc. stockholders’ equity (deficit):
Common stock, $0.001 par value; 225,000,000 shares authorized; 9,613,899 shares issued and outstanding as of June 30, 2024	47,514	62,238	14,000	76,238
Additional paid-in capital	116,086,316	119,124,940	1,560,400	120,685,340
Accumulated other comprehensive income	—	—	-	—
Accumulated deficit	(120,411,693)	(120,411,693)	-	(120,411,693)
Total stockholders’ equity (deficit)	(4,277,863)	(1,224,515)	1,574,400	349,885
Total Capitalization	$534,410	$3,587,758	1,574,400	$5,162,158

22

The number of shares of common stock to be outstanding after this offering set forth in the table above is based on 9,613,899 shares of common stock outstanding on June 30, 2024, plus 14,724,058 shares of common stock and 11,972,754 prefunded warrants issued on September 6, 2024 per the Registration Statement on Form S-1 (File No. 333-272623) (the “September Offering”), does not give effect to the shares of common stock issuable upon exercise of the pre-funded warrants issued in this offering and excludes:

●	337,286 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2024, at a weighted average exercise price of $38.92 per share;

●	4,741,957 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2024, at a weighted average exercise price of $0.48 per share;

●	4,218,978 shares of common stock issuable under the 2022 Debenture, the 2024 Alpha Debenture and the 2024 Chen Debenture as of June 30, 2024, based on the conversion price of $0.26 per share as of June 30, 2024;

●	418,429 shares of common stock available for future issuance under the Company’s 2020 Stock Incentive Plan (the “2020 Plan”) as of June 30, 2024; and

●	100,000 shares of common stock issuable under the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”), which has been temporarily suspended.

DILUTION

Purchasers of common stock or pre-funded warrants in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock in this offering and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of June 30, 2024 was approximately $(4.3) million, or $(0.44) per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of June 30, 2024.

After giving further effect to the September Offering which closed on September 6, 2024 for aggregate gross proceeds of $3.47 million, based on a public offering price of $0.13 per share, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been $(1,224,515) or $(0.05) per share of common stock. This represented an immediate increase in the net tangible book value of $0.39 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.18 per share to new investors purchasing securities in the offering.

After giving further effect to this offering for aggregate gross proceeds of up to $1.8 million, based on an assumed public offering price of $0.13 per share, assuming no sale of pre-funded warrants issued in this offering, and after deducting the estimated offering expenses of $100,000 payable by us for this offering, our as adjusted net tangible book value as of June 30, 2024 would have been $349,885 or $0.01 per share of common stock. This represents an immediate increase in the net tangible book value of $0.06 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.12 per share to new investors purchasing securities in the offering. The calculations set forth in this section only reflect direct shares and pre-funded warrants.

23

The table below illustrates this dilution on a per-share basis, assuming no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and excludes the proceeds, if any, from the exercise of any pre-funded warrants issued in the offering.

Assumed public offering price per share of common stock		$0.13
Net tangible book value per share as of June 30, 2024	$(0.44)
Increase in net tangible book value per share attributable to existing stockholders (prior offering)	$0.39
As adjusted net tangible book value per share as of June 30, 2024, after giving effect to prior offering (1)	$(0.05)
Increase in net tangible book value per share attributable to existing stockholders (this offering)	$0.06
As adjusted net tangible book value per share as of June 30, 2024, after giving effect to this offering (2)		$0.01
Dilution per share to new investors purchasing securities in this offering		$0.12

(1)	Per Prospectus registration no. 333-272623 which closed on September 6, 2024.
(2)	An $0.04 increase or decrease in the assumed public offering price per share of common stock, would increase (decrease) the dilution to investors participating in this offering by $0.03 per share.

The above table excludes:

●	337,286 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2024, at a weighted average exercise price of $38.92 per share;

●	4,741,957 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2024, at a weighted average exercise price of $0.48 per share;

●	4,218,978 shares of common stock issuable under the 2022 Debenture, the 2024 Alpha Debenture and the 2024 Chen Debenture as of June 30, 2024, based on the conversion price of $0.26 per share as of June 30, 2024;

●	418,429 shares of common stock available for future issuance under the 2020 Plan as of June 30, 2024; and

●	100,000 shares of common stock issuable under the ESPP, which has been temporarily suspended.

The above table also excludes 2,934,077 shares issued from July 1, 2024 through September 30, 2024 from exercises of warrants listed above and voluntary conversions of the 2022 and 2024 Alpha Debentures into common stock.

24

To the extent that options or warrants are exercised, new options are issued under our 2020 Plan, shares are issued under the 2024 Alpha Debenture, the 2024 Chen Debenture, the 2024 Alpha Warrant or the 2024 Chen Warrant, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Because there is no minimum offering amount required as a condition to the closing of this offering, the dilution per share to purchasers in the offering may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares of our common stock we are offering.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our securities is not complete and is qualified in its entirety by reference to our Certificate of Incorporation, and our amended and restated bylaws (the “Bylaws”), both of which are filed as exhibits to our Annual Report on Form 10-K.

Under our Certificate of Incorporation and Bylaws, we are authorized to issue 240,000,000 shares of capital stock, consisting of 225,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, $0.001 par value per share, including 7,000 shares that have been designated as Series Alpha Preferred Stock. As of September 30, 2024, there were 27,414,185 shares of our common stock outstanding and no shares of our Series Alpha Preferred Stock outstanding.

Common Stock

Pursuant to the terms of our Certificate of Incorporation, the holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up, the stockholders will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Pursuant to the terms of our Certificate of Incorporation, our Board of Directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Stock Options

As of September 30, 2024, we had outstanding options to acquire 336,996 shares of our common stock, having a weighted-average exercise price of $42.07 per share.

Warrants

As of September 30, 2024, we had outstanding warrants (including the 2022 Warrant, the 2024 Alpha Warrant and the 2024 Chen Warrant) to purchase an aggregate of 3,700,222 shares of our common stock, having a weighted-average exercise price of $0.43 per share.

25

If the offering price of the common stock in this offering is lower than $0.26 share, which is the current lowest exercise price among our outstanding warrants with anti-dilution price protection provisions, as a result of this offering, certain of our outstanding warrants, which are exercisable for up to 3,674,792 shares of our common stock, will have their exercise prices reduced to at least the offering price per share in this offering. These warrants include: (i) warrants issued to Alpha and other holders in May 2020 which, before this offering, are exercisable for up to 74,668 shares of our common stock, (ii) 900,076 shares remaining on the 2022 Warrant, (iii) the 900,016-shares 2024 Alpha Warrant, and (iv) the 1,800,032-shares 2024 Chen Warrant.

2024 Debenture - Alpha

On February 27, 2024, upon our receipt of a cash purchase price payment of $500,000 (less expenses), we issued to Alpha an 8% Convertible Debenture (the “2024 Alpha Debenture”) in the principal amount of $550,000. The 2024 Alpha Debenture matures no later than December 31, 2024 and is convertible, at any time, and from time to time, at Alpha’s option, into shares of common stock of the Company, at $0.6111 per share, subject to adjustment as described in the 2024 Alpha Debenture. Except in respect of an Exempt Issuance, the 2024 Alpha Debenture contains a “ratchet” antidilution provision, with an $0.1164 floor. Accordingly, if the offering price of the common stock in this offering is lower than the current conversion price, then this offering could be considered a “Dilutive Issuance” and the conversion price of the 2024 Alpha Debenture shall be reduced to equal the offering price per share in this offering. The 2024 Alpha Debenture accrues interest on its outstanding principal balance at the rate of 8% per annum, payable at maturity. In connection with this issuance, we also issued to Alpha the 2024 Alpha Warrant - a 5-year common stock purchase warrant to purchase (at $0.26 per share) 900,016 shares of our common stock. We also granted to Alpha an option (the “2024 Option”), exercisable until July 1, 2024, to purchase from us additional 8% Convertible Debentures, of like tenor, with face amounts of up to an aggregate of $1,100,000 (and with a proportional number of accompanying common stock warrants of like tenor, up to a total of 1,800,032 additional warrants). On April 8, 2024, Alpha assigned the 2024 Option to Yi Hua Chen (“Chen”). Alpha has executed a waiver relinquishing its rights to receive prior notice of, and to participate in, this offering, and waived any provision of the 2024 Alpha Debenture that would otherwise result in the acceleration of the maturity date upon the completion of this offering to a date earlier than December 31, 2024.

2024 Debenture - Chen

On April 11, 2024, Chen exercised the Alpha Option in full, and on April 12, 2024 Chen paid the Company a cash exercise/purchase price of $1,000,000. Upon such payment, we issued to Chen an 8% Convertible Debenture (the “2024 Chen Debenture”) in the principal amount of $1,100,000. The 2024 Chen Debenture matures no later than December 31, 2024 and is convertible, at any time, and from time to time, at Chen’s option, into shares of common stock of the Company, at $0.6111 per share, subject to adjustment as described in the 2024 Debenture. Except in respect of an Exempt Issuance, the 2024 Chen Debenture contains a “ratchet” antidilution provision, with an $0.1164 floor. Accordingly, if the offering price of the common stock in this offering is lower than the current conversion price, then this offering could be considered a “Dilutive Issuance” and the conversion price of the 2024 Chen Debenture shall be reduced to equal the offering price per share in this offering. The 2024 Chen Debenture accrues interest on its outstanding principal balance at the rate of 8% per annum, payable at maturity. Pursuant to the terms of the Alpha Option as exercised by Chen, on April 12, 2024 we also issued to Chen the 2024 Chen Warrant - a common stock purchase warrant, exercisable until February 27, 2029, to purchase 1,800,032 shares of our common stock at $0.26 per share. Chen has executed a waiver relinquishing its rights to receive prior notice of, and to participate in, this offering, and waived any provision of the 2024 Chen Debenture that would otherwise result in the acceleration of the maturity date upon the completion of this offering to a date earlier than December 31, 2024.

Registration Rights

In December 2022, pursuant to the terms of the 2022 Securities Purchase Agreement, we entered into a registration rights agreement with Alpha (the “Registration Rights Agreement”), pursuant to which we agreed to file one or more registration statements, as necessary, and to the extent permissible, to register under the Securities Act the resale of the remaining shares (underlying the 2022 Debenture and the 2022 Warrant) not otherwise registered under the Company’s registration statement on Form S-3 (File No. 333-266430). The Registration Rights Agreement requires that the Company file, within 30 days after signing, a resale registration statement and use commercially reasonable efforts to cause the resale registration statement to be declared effective by the SEC on or before the 60th calendar day following the date of signing of the Registration Rights Agreement (or 120 days if such registration statement is subject to full review by the SEC). We filed a resale registration statement on Form S-3 pursuant to the requirements of the Registration Rights Agreement on December 2022 (File Number 333-269088), which registration statement was declared effective by the SEC on January 5, 2023. On September 1, 2023, we filed a Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (File No. 333-269088), which Post-Effective Amendment was declared effective by the SEC on September 7, 2023. On May 1, 2024, we filed a Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (File No. 333-269088), which Post-Effective Amendment was declared effective by the SEC on May 2, 2024.

26

We granted Alpha “piggyback” registration rights for the shares underlying the 2024 Alpha Debenture and the 2024 Alpha Warrant. Similarly, Chen has “piggyback” registration rights for the shares underlying the 2024 Chen Debenture and the 2024 Chen Warrant. Alpha and Chen have the contractual right (if not waived by them) to require us to, in the registration statement of which this Prospectus is a part, register for resale up to all of such underlying shares.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law and our Certificate of Incorporation and Bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

Election and Removal of Directors. Except as may otherwise be provided by the DGCL, any director or the entire board of directors may be removed, with or without cause, at an annual meeting or a special meeting called for that purpose, by the holders of a majority of the shares then entitled to vote at an election of directors, provided a quorum is present. Vacancies on our board of directors resulting from the removal of directors and newly created directorships resulting from any increase in the number of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office (although less than a quorum) or by the sole remaining director. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days or more than 120 days before the anniversary of the previous year’s annual meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time only by the board of directors, the Chairman of the board of directors, the Chief Executive Officer or the President, subject to the rights of the holders of any series of preferred stock then outstanding.

Blank-Check Preferred Stock. Our board of directors is authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

27

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company. Its address is P.O. Box 64945, Saint Paul, MN 55164-0945 and its telephone number is (800) 468-9716.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “QLGN.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the section titled “Description of Capital Stock” on page 25.

Pre-Funded Warrants

The following summary of certain terms and conditions of the pre-funded warrants is not complete and is subject to, and qualified in its entirety by, the provisions of pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

General

The term “pre-funded” refers to the fact that the purchase price of the pre-funded warrants in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of shares of our common stock which would result in such ownership of more than 4.99% (or, at the election of the holder, 9.99%), and receiving the ability to exercise their option to purchase the shares underlying the pre-funded warrants at a nominal price at a later date.

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. You should review the form of pre-funded warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the pre-funded warrants.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance and will be exercisable until exercised in full. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full by wire transfer or cashier’s check drawn on a United States bank for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease such beneficial ownership limitation, provided that the limitation in no event exceeds 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share of common stock.

28

Duration and Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share of common stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Cashless Exercise

If, at any time after the issuance of the pre-funded warrants, the holder exercises its pre-funded warrants and a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective (or the prospectus contained therein is not available for the issuance of shares of common stock underlying the pre-funded warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the pre-funded warrants to the holders.

Transferability

Subject to applicable laws, the pre-funded warrants and all right thereunder are transferable, in whole or in part, at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

Exchange Listing

There is no established trading market for the pre-funded warrants, and we do not plan on applying to list the pre-funded warrants on The Nasdaq Capital Market any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding voting power of the common equity, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding common equity, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately before such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

29

PLAN OF DISTRIBUTION

Univest Securities, LLC has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated October [*], 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

Alpha and Chen have participation rights, under their Debentures, which (if not waived by them) would entitle them to purchase in this offering up to all of the Securities.

We will deliver the securities being issued to the investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus. We will deliver the securities being offered pursuant to this prospectus upon closing (or, if there are multiple closings (which would in any event be upon with the same terms, and all of which closings would occur by no later than October _, 2024) we will deliver such securities upon the applicable closing in which the particular investor participates). We expect this offering to be completed not later than two (2) business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment (DVP)/receipt versus payment (RVP) upon receipt of investor funds received by us. We expect to deliver the securities being offered pursuant to this prospectus on or about October    , 2024.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged Univest Securities, LLC as our exclusive placement agent in connection this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation (nor does any placement agent syndicate member have any obligation) to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent (inclusive of any placement agent syndicate members) a cash fee equal to 8% of the gross proceeds of the offering.

30

We have also agreed to reimburse the Placement Agent at closing (or, if there are multiple closings (which would in any event be upon the same terms, and all of which closings would occur by no later than October _, 2024) at the last such closing) (i) for legal and other expenses incurred by them in connection with the offering in an aggregate amount up to $30,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $100,000.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “QLGN.” We do not plan to list the pre-funded warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Right of First Refusal

We have agreed to grant the Representative for the 18-month period following the closing of this offering, a right of first refusal to provide investment banking services to us on an exclusive basis in all matters for which investment banking services are sought by us. In accordance with FINRA Rule 5110(g)(6)(A)(i), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering or the termination date of the engagement between us and the underwriter.

Tail Financing

Subject to certain exceptions set forth in the Letter of Engagement dated as of October 1, 2024, issued by Univest to the Company (the “Letter of Engagement”), if the Company terminates the Letter of Engagement or successfully consummates this offering and subsequently completes any public or private financing (other than pursuant to the exercise or conversion of any derivative securities which were outstanding on October 1, 2024), at any time during the twelve (12) months after terminating the Letter of Engagement or after the successful completion of this offering, with any investors contacted by Univest, then Univest shall be entitled to receive the compensation set forth above unless the Company has a pre-existing and documented business relationship with the respective investor.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, common stock during a period ending 180 days after the completion of this offering, without first obtaining the written consent of the Placement Agent. Specifically, these individuals agreed, in part, subject to certain exceptions, not to:

●	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock;
●	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock; or
●	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities.

No Sales of Similar Securities

We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock (or securities convertible into or exercisable for common stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until 90 days after the completion of this offering. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for 180 days after the completion of this offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

31

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates may in the future perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they would receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

LEGAL MATTERS

The validity of the securities being offered will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. The Placement Agent is being represented by Sullivan & Worcester LLP, New York, New York in connection with this offering.

EXPERTS

The consolidated financial statements of Qualigen Therapeutics, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 8, 2024;

(2)	Our Periodic Report on Form 10-Q for the period ended March 31, 2024, as filed with the SEC on July 2, 2024 and Our Periodic Report on Form 10-Q for the period ended June 30, 2024, as filed with SEC on August 14, 2024;

(3)	Our Proxy Statement on DEF 14A filed with the SEC on September 10, 2024, and the DEFA 14A filed with the SEC on October 9, 2024;

(4)	Our Current Reports on Form 8-K filed with the SEC on February 22, 2024, February 27, 2024, March 28, 2024, April 16, 2024, May 30, 2024, July 11, 2024, July 15, 2024, July 15, 2024, July 18, 2024, August 5, 2024, September 5, 2024, September 9, 2024, September 20, 2024, September 26, 2024 and October 9, 2024; and

(5)	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on June 15, 2015, as updated by Exhibit 4.9 to Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on July 7, 2023.

32

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial filing of the registration statement and before effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Qualigen Therapeutics. Inc., Attn: Corporate Secretary, 5857 Owens Avenue, Suite 300, Carlsbad, California 92008, telephone number: (760) 452-8111.

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Statements contained in this prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares of common stock and pre-funded warrants, and the shares of common stock issuable upon exercise of the pre-funded warrants being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the common stock and pre-funded warrants offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC.

The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us, at http://www.sec.gov. We make available, free of charge, on our website at www.qlgntx.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our and the SEC’s websites are not part of this prospectus, and the reference to our and the SEC’s websites do not constitute incorporation by reference into this prospectus of the information contained at those sites, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

33

Up to 14,000,000 Shares of Common Stock

Up to 14,000,000 Pre-Funded Warrants to Purchase up to 14,000,000 Shares of Common Stock

Up to 14,000,000 to Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS

Sole Placement Agent

Univest Securities, LLC

                      , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth costs and expenses paid or payable by the registrant in connection with the issuance and distribution of the securities being registered other than the Placement Agent fees. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

Amount to be Paid
SEC registration fee	$276
FINRA filing fee	$2,300
Printing and engraving expenses	$1,000
Legal fees and expenses	$60,000
Accounting fees and expenses	$30,000
Transfer agent’s fees	$1,000
Miscellaneous fees and expenses	$5,424
Total	$100,000

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”) provides that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of Qualigen Therapeutics, Inc. or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our Certificate of Incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition to the fullest extent authorized by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

II-1

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL; or

●	from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended.

The above discussion is qualified in its entirety by reference to the Company’s Certificate of Incorporation and bylaws.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions during the preceding three years (since August 2, 2021) involving sales of our securities that were not registered under the Securities Act. All share and per share data have been adjusted retrospectively to reflect the Reverse Stock Split.

On December 3, 2021, we issued a common stock warrant to a consultant, entitling the consultant to purchase up to 60,000 of our shares of common stock at an exercise price of $13.20 per share. This warrant expired on September 14, 2023. No underwriter was involved. The issuance was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

On May 26, 2022, we issued 350,000 shares of our common stock and a pre-funded common stock purchase warrant to purchase 331,464 shares of our common stock to Alpha Capital Anstalt (“Alpha”) in exchange for 2,232,861 preferred shares of NanoSynex Ltd. No underwriter was involved. The issuance to Alpha was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

On December 22, 2022, we issued to Alpha an 8% Senior Convertible Debenture (the “2022 Debenture”) in the aggregate principal amount of $3,300,000 for a purchase price of $3,000,000. The 2022 Debenture has a maturity date of December 22, 2025 and is convertible, at any time, and from time to time, at Alpha’s option, into shares of our common stock, at a price initially equal to $1.32 per share, subject to adjustment as described in the Debenture. (After the issuance, such conversion price has been adjusted to $0.26 per share.) The 2022 Debenture accrues interest on its outstanding principal balance at the rate of 8% per annum, which interest is payable monthly or quarterly. Additionally, we issued a common stock purchase warrant exercisable from June 22, 2023 through June 22, 2028 (the “2022 Warrant”) to Alpha to purchase up to 2,500,000 shares of our common stock at a price of $1.65 per share, subject to adjustment as described in the 2022 Warrant. (After the issuance, such exercise price has been adjusted to $0.26 per share.) No underwriter was involved. The issuance to Alpha was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act. Both the 2022 Debenture and the 2022 Warrant include a beneficial ownership blocker of 9.99%, which may only be waived by Alpha upon 61 days’ notice to us.

Between January 9 and 12, 2023, we issued 841,726 shares of our common stock upon Alpha’s partial conversion of the 2022 Debenture at $1.32 per share for a total of $1,111,078 principal. The issuances to Alpha were undertaken in reliance upon the exemptions from registration described in Section 3(a)(9) of the Securities Act.

In October and December 2023, we issued 309,665 shares of common stock to Alpha in lieu of cash for monthly redemption payments on the 2022 Debenture at a weighted average price of $0.71 per share. No underwriter was involved. The issuances to Alpha were undertaken in reliance upon the exemptions from registration described in Section 3(a)(9) of the Securities Act.

II-2

In February, March April and May 2024, we issued a total of 1,604,612 shares of common stock to Alpha in lieu of cash for monthly redemption payments on the 2022 Debenture at a weighted average price of $0.29 per share. No underwriter was involved. The issuances to Alpha were undertaken in reliance upon the exemptions from registration described in Section 3(a)(9) of the Securities Act.

On February 27, 2024, we issued to Alpha an 8% Convertible Debenture (the “2024 Alpha Debenture”) in the aggregate principal amount of $550,000 for a purchase price of $500,000. The 2024 Alpha Debenture matures no later than December 31, 2024 and is convertible, at any time, and from time to time, at Alpha’s option, into shares of our common stock, at $0.6111 per share, subject to adjustment as described in the 2024 Alpha Debenture. The 2024 Alpha Debenture accrues interest on its outstanding principal balance at the rate of 8% per annum, which interest is payable at maturity. Additionally, we issued a 5-year common stock purchase warrant (the “2024 Alpha Warrant”) to Alpha to purchase up to 900,016 shares of our common stock at a price of $0.26 per share, subject to adjustment as described in the 2024 Alpha Warrant. No underwriter was involved. The issuance to Alpha was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act. Both the 2024 Alpha Debenture and the 2024 Alpha Warrant include a beneficial ownership blocker of 9.99%, which may only be waived by Alpha upon 61 days’ notice to us. Alpha has executed a waiver relinquishing its rights to receive prior notice of, and to participate in, this offering, and waived any provision of the 2024 Alpha Debenture that would otherwise result in the acceleration of the maturity date upon the completion of this offering to a date earlier than December 31, 2024.

On April 12, 2024, we issued to Yi Hua Chen (“Chen”) an 8% Convertible Debenture (the “2024 Chen Debenture”) in the aggregate principal amount of $1,100,000 for a purchase price of $1,000,000. The 2024 Chen Debenture matures no later than December 31, 2024 and is convertible, at any time, and from time to time, at Chen’s option, into shares of our common stock, at $0.6111 per share, subject to adjustment as described in the 2024 Chen Debenture. The 2024 Chen Debenture accrues interest on its outstanding principal balance at the rate of 8% per annum, which interest is payable at maturity. Additionally, we issued a 5-year common stock purchase warrant (the “2024 Chen Warrant”) to Chen to purchase up to 1,800,032 shares of our common stock at a price of $0.26 per share, subject to adjustment as described in the 2024 Chen Warrant. No underwriter was involved. The issuance to Chen was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act. Both the 2024 Chen Debenture and the 2024 Chen Warrant include a beneficial ownership blocker of 9.99%, which may only be waived by Chen upon 61 days’ notice to us. Our issuance to Chen of the 2024 Chen Debenture and the 2024 Chen Warrant was pursuant to Chen’s exercise of a purchase option right which we had granted to Alpha in connection with the 2024 Alpha Debenture/2024 Alpha Warrant transaction, which purchase option right Alpha had then assigned to Chen. Chen has executed a waiver relinquishing its rights to receive prior notice of, and to participate in, this offering, and waived any provision of the 2024 Chen Debenture that would otherwise result in the acceleration of the maturity date upon the completion of this offering to a date earlier than December 31, 2024.

On July 5, 2024, we issued a total of 1,218,931 shares of common stock to Alpha, the holder of the Company’s 8% Senior Convertible Debenture due December 22, 2025, who completed its series of voluntary conversions of the entire principal amount of the debenture, which had an original principal balance of $3,300,000, into Company common stock.

On July 12, 2024, we issued a senior note to an institutional investor  pursuant to certain securities purchase agreement (“2024 Senior Note Agreement”) dated July 5, 2024, providing for the Company to issue to the investor at par a Senior Note with the following characteristics and terms, against the investor’s loan of $2,000,000 in cash: (a) an original principal amount of $2,000,000, (b) unsecured, (c) nonconvertible, (d) scheduled maturity date of July 8, 2025, (e) interest at the rate of 18% per annum, (f) requirement for partial prepayments from a percentage of any future Company financings, and (g) otherwise, principal and interest on the senior note not payable until maturity. Pursuant to the 2024 Senior Note Agreement, which also required resignations and appointments by the Company’s Board of Directors, on July 5, 2024, Richard David, Sidney Emery, Kurt Kruger, and Ira Ritter each resigned from their respective positions as members of the Company’s Board of Directors, effective July 12, 2024. The Company’s Board of Directors appointed Campbell Becher, Robert Lim, and Cody Price to serve as directors on the Board, effective July 12, 2024.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
1.1*	Form of Placement Agency Agreement

2.1	Stock Purchase Agreement dated July 20, 2023 with Chembio Diagnostics, Inc., Biosynex, S.A. and Qualigen, Inc.	8-K	001-37428	2.1	7/26/2023

3.1	Amended and Restated Certificate of Incorporation of Ritter Pharmaceuticals, Inc.	8-K	001-37428	3.1	7/1/2015

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-37428	3.1	9/15/2017

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-37428	3.1	3/22/2018

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series Alpha Preferred Stock of the Company, filed with the Delaware Secretary of State on May 29, 2020	8-K	001-37428	3.1	5/29/2020

II-3

3.5	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 22, 2020 [reverse stock split]	8-K	001-37428	3.2	5/29/2020

3.6	Certificate of Merger, filed with the Delaware Secretary of State on May 22, 2020	8-K	001-37428	3.3	5/29/2020

3.7	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 22, 2020	8-K	001-37428	3.4	5/29/2020

3.8	Amended and Restated Bylaws of the Company, as of August 10, 2021	8-K	001-37428	3.1	8/13/2021

3.9	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 21, 2022	8-K	001-37428	3.1	11/22/2022

4.1	Warrant, issued by the Company in favor of Alpha Capital Anstalt, dated May 22, 2020	8-K	001-37428	10.13	5/29/2020

4.2	Form of Warrant, issued by the Company in favor of GreenBlock Capital LLC and its designees, dated May 22, 2020 [post-Merger]	8-K	001-37428	10.10	5/29/2020

4.3	Common Stock Purchase Warrant in favor of Alpha Capital Anstalt, dated July 10, 2020	8-K	001-37428	10.2	7/10/2020

4.4	Common Stock Purchase Warrant in favor of Alpha Capital Anstalt, dated August 4, 2020	8-K	001-37428	10.3	8/4/2020

4.5	“Two-Year” Common Stock Purchase Warrant for 1,348,314 shares in favor of Alpha Capital Anstalt, dated December 18, 2020	8-K	001-37428	10.3	12/18/2020

4.6	“Deferred” Common Stock Purchase Warrant in favor of Alpha Capital Anstalt, dated December 18, 2020	8-K	001-37428	10.4	12/18/2020

4.7	Form of liability classified Warrant to Purchase Common Stock	10-K	001-37428	4.13	3/31/2021

4.8	Form of “service provider” compensatory equity classified Warrant	10-K	001-37428	4.14	3/31/2021

4.9	Description of Common Stock	10-K/A	001-37428	4.9	7/7/2023

II-4

4.10	Amended and Restated Common Stock Purchase Warrant to GreenBlock Capital LLC, dated April 25, 2022	10-Q	001-37428	4.15	5/13/2022

4.11	Amended and Restated Common Stock Purchase Warrant to Christopher Nelson, dated April 25, 2022	10-Q	001-37428	4.16	5/13/2022

4.12	Common Stock Purchase Warrant for 2,500,000 shares in favor of Alpha Capital Anstalt, dated December 22, 2022	8-K	001-37428	4.1	12/22/2022

4.13	Common Stock Purchase Warrant for 900,016 shares in favor of Alpha Capital Anstalt, dated February 27, 2024	8-K	001-37428	10.3	2/27/2024

4.14	Common Stock Purchase Warrant for 1,800,032 shares in favor of Yi Hua Chen, dated April 12, 2024	8-K	001-37428	10.3	4/16/2024

4.15*	Form of Pre-Funded Warrant

4.16*	Form of Securities Purchase Agreement

4.17**	Securities Purchase Agreement dated July 5, 2024. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed July 11, 2024.)

4.18**	Senior Note dated July 8, 2024 (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed July 15, 2024.)

4.19**	Promissory Note, dated July 12, 2024, issued by Qualigen Therapeutics, Inc. to Marizyme, Inc. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed July 18, 2024.)

5.1*	Opinion of Sichenzia Ross Ference Carmel LLP

10.1+	Executive Employment Agreement, by and between Qualigen, Inc. and Michael Poirier, dated as of February 1, 2017 and as amended on January 9, 2018	8-K	001-37428	10.1	5/29/2020

10.2+	Executive Employment Agreement, by and between Qualigen, Inc. and Christopher Lotz, dated as of February 1, 2017 and as amended on January 9, 2018	8-K	001-37428	10.2	5/29/2020

10.3+	2020 Stock Equity Incentive Plan	8-K	001-37428	10.20	5/29/2020

10.4+	Standard template of Stock Option Agreement for use under 2020 Stock Incentive Plan	8-K	001-37428	10.1	6/11/2020

10.5	Exclusive License Agreement (RAS) between the Company and University of Louisville Research Foundation, Inc., dated as of July 17, 2020	8-K	001-37428	10.4	8/4/2020

10.6	Amendment 1 to the Exclusive License Agreement (RAS), by and between Qualigen, Inc. and University of Louisville Research Foundation, Inc., dated March 16, 2021	10-K	001-37428	10.11	5/2/2023

II-5

10.7	Novation Agreement (RAS) among the Company, Qualigen, Inc. and University of Louisville Research Foundation, Inc. dated January 30, 2021	10-Q	001-37428	10.1	5/14/2021

10.8+	Hire offer letter from the Company to Tariq Arshad, dated April 22, 2021	10-Q	001-37428	10.1	8/16/2021

10.9	License Agreement with UCL Business Limited dated January 12, 2022	10-K	001-37428	10.55	3/31/2022

10.10	First Deed of Variation to License Agreement with UCL Business Limited dated March 30, 2022	10-K	001-37428	10.21	5/2/2023

10.11	Series B Preferred Share Purchase Agreement between the Company and NanoSynex Ltd. dated April 29, 2022	10-Q	001-37428	10.1	5/13/2022

10.12	Share Purchase Agreement between the Company and Alpha Capital Anstalt dated April 29, 2022	10-Q	001-37428	10.2	5/13/2022

10.13	Master Agreement for the Operational and Technological Funding of NanoSynex between Qualigen Therapeutics, Inc. and NanoSynex Ltd., dated May 26, 2022	8-K	001-37428	10.1	6/2/2022

10.14+	Qualigen Therapeutics, Inc. 2022 Employee Stock Purchase Plan	10-Q	001-37428	10.1	11/14/2022

10.15+	Amendment No. 2 to the 2020 Stock Incentive Plan of Qualigen Therapeutics, Inc.	8-K	001-37428	10.1	11/22/2022

10.16+	Amendment No. 1 to the 2022 Employee Stock Purchase Plan of Qualigen Therapeutics, Inc.	8-K	001-37428	10.2	11/22/2022

10.17	Securities Purchase Agreement, dated December 21, 2022, by and between Qualigen Therapeutics, Inc. and Alpha Capital Anstalt	8-K	001-37428	10.1	12/22/2022

10.18	8% Senior Convertible Debenture Due December 22, 2025 in favor of Alpha Capital Anstalt	8-K	001-37428	10.2	12/22/2022

10.19	Registration Rights Agreement, dated December 22, 2022, by and between Qualigen Therapeutics, Inc. and Alpha Capital Anstalt	8-K	001-37428	10.3	12/22/2022

II-6

10.20+	Letter to Michael Poirier, dated January 13, 2023, regarding compensatory changes	10-K	001-37428	10.31	5/2/2023

10.21+	Letter to Amy Broidrick, dated January 13, 2023, regarding compensatory changes	10-K	001-37428	10.32	5/2/2023

10.22+	Letter to Tariq Arshad, dated January 13, 2023, regarding compensatory changes	10-K	001-37428	10.33	5/2/2023

10.23	Amendment No. 1 with regard to Securities Purchase Agreement dated December 5, 2023 with Alpha Capital Anstalt	8-K	001-37428	10.1	12/7/2023

10.24	Amendment and Settlement Agreement dated July 19, 2023 with NanoSynex, Ltd.	8-K	001-37428	10.1	7/26/2023

10.25+	Separation Agreement and General Release dated June 20, 2023 with Amy Broidrick	10-Q	001-37428	10.1	8/14/2023

10.26	Securities Purchase Agreement, dated February 26, 2024, by and between Qualigen Therapeutics, Inc. and Alpha Capital Anstalt	8-K	001-37428	10.1	2/27/2024

10.27	8% Convertible Debenture Due December 31, 2024 in favor of Alpha Capital Anstalt	8-K	001-37428	10.2	2/27/2024

10.28	Option Exercise, dated April 11, 2024, by Yi Hua Chen, agreed to by Alpha Capital Anstalt and by Qualigen Therapeutics, Inc.	8-K	001-37428	10.1	4/16/2024

10.29	8% Convertible Debenture due December 31, 2024 in favor of Yi Hua Chen	8-K	001-37428	10.2	4/16/2024

10.30	Co-Development Agreement, dated April 11, 2024, between Qualigen Therapeutics, Inc. and Marizyme, Inc.	8-K	001-37428	10.5	4/16/2024

10.31*	Form of Lock-Up Agreement

10.32*	Consulting Agreement, between the Company and IR Agency, LLC

10.33	Director Agreement dated October 8, 2024 between the Company and Braeden Lichti	8-K	001-37428	10.1	10/9/2024

14.1	Code of Business Conduct and Ethics	8-K	001-37428	14.1	5/29/2020

21.1	Subsidiaries of the Registrant	10-K	001-37428	21.1	4/8/2024

23.1*	Consent of Baker Tilly US, LLP, independent registered public accounting firm

23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

24.1**	Power of Attorney	S-1	333-272623	24.1	6/13/2023

97.1	Clawback Policy	10-K	001-37428	97.1	4/8/2024

107*	Filing Fee Table

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment.
+	Indicates management contract or compensatory plan or arrangement.

II-7

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

II-8

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on October 24, 2024.

Qualigen Therapeutics. Inc.

By:	/s/ Kevin A. Richardson II
Kevin A. Richardson II
Chairman of the Board, Interim Chief Executive Officer, Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kevin A. Richardson II	Chairman of the Board, Interim Chief Executive Officer, Interim Chief Financial Officer	October 24, 2024
Kevin A. Richardson II	(Principal Executive Officer; Principal Financial Officer and Accounting Officer)

/s/ Campbell Becher	Director	October 24, 2024
Campbell Becher

/s/ Braeden Lichti	Director	October 24, 2024
Braeden Lichti

/s/ Robert B. Lim	Director	October 24, 2024
Robert B. Lim

/s/ Cody Price	Director	October 24, 2024
Cody Price

By:	/s/ Kevin A. Richardson II
Kevin A. Richardson II
Attorney-in-fact

II-10